AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), is made and entered into as of June 23, 2014 and is effective as of June 1, 2014 (the "Effective Date"), by and between Immune Pharmaceuticals Ltd., a company registered under the laws of the State of Israel (the "Company"), and Daniel Teper, Israeli I.D. No. 332654581 (the "Employee").

WHEREAS, on September 1, 2011, Company and Employee have entered into an employment agreement, pursuant to which Employee's employment with Company commenced on September 1, 2011 (the "Employment Agreement"); and

WHEREAS, the parties hereto desire to amend the Employment Agreement in accordance with the provisions specified in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1. The preamble to this Amendment constitutes an integral and binding part thereof. Capitalized terms used and not otherwise defined upon first usage herein shall have the respective meaning ascribed to them in the Employment Agreement.

2. The Base Salary shall be modified to USD 100,000 annually and shall be calculated as of January 1, 2014. Therefore, from June 1 2014 until December 31, 2014, Employee shall receive a Base Salary of NIS 20,500 monthly. As of January 1, 2015, Employee shall receive a Base Salary of NIS 29,000 monthly.

3. The Notice Period shall be modified to: termination by Employee upon 3 months prior written notice; termination by Employer upon 6 months prior written notice.

4. The number of Annual Vacation Days shall be modified to 10 Annual Vacation Days.

5. Section 4 (ii) to the Employment Agreement shall be deleted in its entirety and replaced with the following:

"Vacation. Employee shall be entitled to paid vacation of up to the Annual Vacation Days, in accordance with the Annual Leave Law, 5711-1951 (the "Vacation Law"). Employee is required to use all of his/her vacation days during the employment year in which they were given. However, if Employee shall not use all of his/her yearly vacation days, Employee shall be entitled to accumulate up to half of the yearly vacation entitlement and to use them during the following year, up to the maximum amount permitted by Annual Vacation Law. For the avoidance of doubt, Company is entitled to mandate Employee to take vacation and to use his/her vacation days. If Employee does not take vacations as required herein, Company is entitled to erase the vacation days which exceed the permitted ceiling as mentioned above. Company is further entitled to mandate Company's Employees to take a collective vacation. Accrued vacation days shall be redeemed and paid for by the Company only upon termination of Employee's employment, up to the maximum number permitted by law."

6. Employee's entitlement to the following Additional Benefits and the sections referring thereto shall be relinquished: Company Car, Incentive Plan and Annual Bonus.

7. Other than explicitly added hereunder, the provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives to be effective as of the Effective Date.

IMMUNE PHARMACEUTICALS LTD.	DANIEL TEPER
Name: David Sidransky	
Title: Lead Independent Director	